UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2013

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 31, 2013, Iron Mountain Incorporated (the “Company”) issued a press release setting forth the Company's results of operations and financial condition for its third fiscal quarter ended September 30, 2013 and its financial outlook for 2013 and 2014. A copy of the Company's press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02

On October 30, 2013, in connection with the announced organizational realignment to consolidate activities within and across units, and reduce operating costs to mitigate core service revenue declines and cost inflation, the Company determined that, effective January 1, 2014, the position of President, North America, would be divided into two separate roles:  Executive Vice President, General Manager, Records and Information Management and Executive Vice President, General Manager, Data Management. Harry Ebbighausen will cease serving as President, North America as of such date. Effective January 1, 2014, Mr. Ebbighausen will begin serving in the newly created executive position of Executive Vice President, General Manager, Emerging Businesses to provide a more discrete focus on the identification, evaluation and launch of new businesses related to the Company’s core activities. Mr. Ebbighausen will also assume the position of Executive Vice President, General Manager, Data Management on an interim basis, until the Company identifies a person for this position. Beginning January 1, 2014, John Tomovcsik, who currently serves as the Company’s Executive Vice President and Chief Operating Officer, North America and has been with the Company for more than 27 years, will assume the position of Executive Vice President, General Manager, Records and Information Management.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

99.1      Press Release of Iron Mountain Incorporated dated October 31, 2013 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

		By:	/s/ Brian McKeon
		Name:	Brian McKeon
		Title:	Chief Financial Officer

Date:	October 31, 2013